MASTER TRUST AGREEMENT
Between
CAESARS WORLD, INC.
and
STATE STREET BANK AND TRUST COMPANY










CWORLDMT.DOC


TABLE OF CONTENTS
                                                       PAGE

1.   TRUST FUND . . . . . . . . . . . . . . . . . .      2

     1.1  Receipt of Assets . . . . . . . . . . . .      2
     1.2  Employers . . . . . . . . . . . . . . . .      2
     1.3  Plans . . . . . . . . . . . . . . . . . .      3
     1.4  Account for a Plan's Undivided
             Interest in the Trust Fund . . . . . .      3
     1.5  No Trustee Duty Regarding Contributions .      4

2.   DISBURSEMENTS FROM THE TRUST FUND. . . . . . .      4

3.   RESPONSIBILITIES RELATING TO INVESTMENT
        FUNDS AND INVESTMENT ACCOUNTS . . . . . . .      5

     3.1  Investment Funds. . . . . . . . . . . . .      5
     3.2  Investment Manager Appointment. . . . . .      7
     3.3  Company Directed Investment Accounts. . .      9
     3.4  Trustee Directed Investment Accounts. . .     10

4.   POWERS OF THE TRUSTEE. . . . . . . . . . . . .     10

     4.1  Investment Power of the Trustee . . . . .     10
     4.2  Administrative Powers of the Trustee. . .     16

5.   INDEMNIFICATION. . . . . . . . . . . . . . . .     17

6.   SECURITIES . . . . . . . . . . . . . . . . . .     17

7.   COMPUTERIZED REPORTING SERVICES. . . . . . . .     18

     7.1  Protection of Equipment, Confidential or
            Proprietary Programs and Information. .     18
     7.2  Company Acknowledgment. . . . . . . . . .     19

8.   SECURITY CODES . . . . . . . . . . . . . . . .     20

9.   TAXES AND TRUSTEE COMPENSATION . . . . . . . .     20

10.  ACCOUNTS OF THE TRUSTEE. . . . . . . . . . . .     21

11.  RELIANCE ON COMMUNICATIONS . . . . . . . . . .     23

12.  RESIGNATION AND REMOVAL OF TRUSTEE . . . . . .     24

13.  AMENDMENT. . . . . . . . . . . . . . . . . . .     25

14.  TERMINATION. . . . . . . . . . . . . . . . . .     25

TABLE OF CONTENTS
(cont.)


                                                       PAGE

15.  PARTICIPATION OF OTHER EMPLOYERS. . . . . . . .    26

     15.1   Adoption by Other Employers; Withdrawals    26
     15.2   Powers and Authorities of Other Employers
              to be Exercised Exclusively
              by the Company. . . . . . . . . . . .     27

16.  MISCELLANEOUS. . . . . . . . . . . . . . . . .     28

     16.1   Governing Law . . . . . . . . . . . . .     28
     16.2   No Reversion to Employers . . . . . . .     28
     16.3   Non-Alienation of Benefits. . . . . . .     29
     16.4   Duration of Trust . . . . . . . . . . .     30
     16.5   No Guarantees . . . . . . . . . . . . .     30
     16.6   Duty to Furnish Information . . . . . .     30
     16.7   Withholding . . . . . . . . . . . . . .     30
     16.8   Parties Bound . . . . . . . . . . . . .     30
     16.9   Necessary Parties to Disputes . . . . .     31
     16.10  Unclaimed Benefit Payments. . . . . . .     31
     16.11  Severability. . . . . . . . . . . . . .     32
     16.12  References. . . . . . . . . . . . . . .     32
     16.13  Headings. . . . . . . . . . . . . . . .     32
     16.14  No Liability for Acts of Predecessor
               and Successor Trustees . . . . . . .     32
     16.15  Counterparts. . . . . . . . . . . . . .     32

CAESARS WORLD, INC.
MASTER TRUST AGREEMENT

     Agreement made as of January 1, 1994, by and between CAESARS WORLD, INC., a corporation organized under the laws of Florida (hereinafter referred to as the "Company") and STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Massachusetts (hereinafter referred to as the "Trustee").
WITNESSETH:
     WHEREAS, the Company maintains (or may maintain) certain tax-qualified employee benefit plans described in Exhibit A hereto (hereinafter referred to as the "Plans") for the exclusive benefit of certain of its employees;
     WHEREAS, the authority to conduct the general operation and administration of the Plans is vested in the Company, acting through its officers, as "Administrator" of the Plans, who shall have the authorities and shall be subject to the duties with respect to the trust specified in the Plans and in this Trust Agreement;
     WHEREAS, the Administrator may appoint an Administrative Committee and delegate to such Committee such of its authorities and duties as it may determine;
     WHEREAS, the Company has appointed State Street Bank and Trust Company as Trustee effective January 1, 1994.

     NOW, THEREFORE, the Company and the Trustee do hereby adopt this Trust Agreement as the funding vehicle for the Plans, upon the terms and conditions hereinafter set forth:
1. TRUST FUND
     1.1 Receipt of Assets. The Trustee shall receive and accept for the purposes hereof all sums of money and other property paid to it by or at the direction of the Company or any Employer, and pursuant to the terms of this Trust
Agreement shall hold, invest, reinvest, manage, administer and distribute such monies and other property and the increments, proceeds, earnings and income thereof for the exclusive benefit of participants in the Plans and their beneficiaries. The Trustee need not inquire into the source of any money or property transferred to it nor into the authority or right of the transferor of such money or property to transfer such money or property to the Trustee.
All assets held by the Trustee in the trust pursuant to the provisions of this Trust Agreement at the time of reference are referred to herein as the "Trust Fund".
     1.2 Employers. For purposes of this Trust Agreement the term "Employer" means any corporation which is a member of a controlled group of corporations of which the Company is a member as determined under Section 1563(a) of the Internal Revenue Code of 1986, as amended without regard to
Section 1563(a)(4) and Section 1563(e)(3)(C) of such Code, and which corporation has adopted this Trust Agreement in accordance with the provisions of Section 15.1.
     1.3  Plans.  References in this Trust Agreement to the
"Plan" or the "Plans" shall, unless the context indicates to the contrary, mean the tax-qualified employee benefit plan or plans of the Company or the tax-qualified employee benefit plan or plans of any Employer that has adopted the trust as the funding vehicle for such plan or plans as the case may be.
     The Company shall be responsible for verifying that while any assets of a particular Plan are held in the Trust
Fund, that Plan (i) is "qualified" within the meaning of
Section 401(a) of the Code; (ii) is permitted by existing or future rulings of the United States Treasury Department to pool its funds in a group trust; and (iii) permits its assets to be commingled for investment purposes with the assets of other such Plans by investing such assets in this Trust Fund whether or not its assets will in fact be held in a separate Investment Fund.
     1.4  Accounting for a Plan's Undivided Interest in the
Trust Fund. All transfers to, withdrawals from, and other transactions regarding the Trust Fund shall be conducted in such a way that the proportionate interest in the Trust
Fund of each Plan and the fair market value of that interest may be determined at any time. Whenever the assets of more than one Plan are commingled in the Trust
Fund or in any Investment Fund, the undivided interest therein of that Plan shall be debited or credited (as the case may be) (i) for the entire amount of every contribution received on behalf of that Plan, every benefit payment, or other expense attributable solely to that Plan, and every other transaction relating only to that Plan; and
(ii) for its proportionate share of every item of collected or accrued income, gain or loss, and general expense; and other transactions attributable to the Trust Fund or that Investment Fund as a whole. As of each date when the fair market value of the investments held in the Trust Fund or an Investment Fund are determined as provided for in
Article 10, the Trustee shall adjust the value of each Plan's interest therein to reflect the net increase or decrease in such values since the last such date. For all of the foregoing purposes, fractions of a cent may be disregarded.
     1.5  No Trustee Duty Regarding Contributions.  The
Trustee shall not be under any duty to require payment of any contributions to the Trust Fund, or to see that any payment made to it is computed in accordance with the provisions of the Plans, or otherwise be responsible for the adequacy of the Trust Fund to meet and discharge any liabilities under the Plans.
2.   DISBURSEMENTS FROM THE TRUST FUND.
     The Trustee shall from time to time on the directions of the Administrator make payments out of the Trust Fund to such persons, including the Administrative Committee, if any, or any member thereof, in such manner, in such amounts and for such purposes as may be specified in the directions of the Administrator.
     The Administrator shall be responsible for insuring that any payment directed under this Article conforms to the provisions of the Plans, this Trust Agreement, and the provisions of the Employee Retirement Income Security Act of 1974, as amended (referred to herein as "ERISA"). Each direction of the Administrator shall be in writing and shall be deemed to include a certification that any payment or other distribution directed thereby is one which the Administrator is authorized to direct, and the Trustee may conclusively rely on such certification without further investigation. Payments by the Trustee may be made by its check to the order of the payee. Payments or other distributions hereunder may be mailed to the payee at the address last furnished to the Trustee by the Administrator or if no such address has been so furnished, to the payee in care of the Administrator. The Trustee shall not incur any liability or other damage on account of any payments or other distributions made by it in accordance with the written directions of the Administrator.
3.   RESPONSIBILITIES RELATING TO INVESTMENT FUNDS AND
INVESTMENT ACCOUNTS.
     3.1 Investment Funds. The Administrator, from time to time and in accordance with provisions of the Plans, may direct the Trustee to establish one or more separate investment accounts within the Trust Fund, each separate account being hereinafter referred to as an "Investment
Fund".  The Trustee shall transfer to each such Investment
Fund such portion of the assets of the Trust Fund as the Administrator directs in accordance with the specific provisions of each Plan. The Trustee shall be under no duty to question, and shall not incur any liability on account of following, any direction of the Administrator.
The Trustee shall be under no duty to review the investment guidelines, objectives and restrictions established, or the specific investment directions given, by the Administrator for any Investment Fund, or to make suggestions to the Administrator in connection therewith. To the extent that directions from the Administrator to the Trustee represent investment elections of the Plans' members, the Trustee shall have no responsibility for such investment elections and shall incur no liability on account of investing the assets of the Trust Fund in accordance with such directions.
     All interest, dividends and other income received with respect to, and any proceeds received from the sale or other disposition of, securities or other property held in an Investment Fund shall be credited to and reinvested in such Investment Fund. All expenses of the Trust Fund which are allocable to a particular Investment Fund shall be so allocated and charged. Subject to the provisions of the Plans, the Administrator may direct the Trustee to eliminate an Investment Fund or Funds, and the Trustee shall thereupon dispose of the assets of such Investment
Fund and reinvest the proceeds thereof in accordance with the directions of the Administrator.
     If, and to the extent specifically authorized by the Plans, the Administrator may direct the Trustee to establish one or more Investment Funds all of the assets of which shall be invested in securities which constitute
"qualifying employer securities" or "qualifying employer real property" within the meaning of Section 407 of ERISA.
It shall be the duty of the Administrator to determine that such investment is not prohibited by Sections 406 or 407 of ERISA.
     3.2  Investment Manager Appointment.  The
Administrator, from time to time and in accordance with the provisions of the Plans, may appoint one or more independent Investment Managers, pursuant to a written investment management agreement describing the powers and duties of the Investment Manager, to direct the investment and reinvestment of all or a portion of the Trust Fund or an Investment Fund (hereinafter referred to as an "Investment Account").
     The Administrator shall be responsible for ascertaining that while each Investment Manager is acting in that capacity hereunder, the following requirements are satisfied:

          (a)  The Investment Manager is either (i)
          registered as an investment adviser under the Investment Advisers Act of 1940, as amended, (ii) a bank as defined in that Act or (iii) an insurance company qualified to perform the services described in (b) below under the laws of more than one state.

          (b)  The Investment Manager has the power to
          manage, acquire or dispose of any assets of the Plans for which it is responsible hereunder.

          (c) The Investment Manager has acknowledged in writing to the Administrator and the Trustee that he or it is a fiduciary with respect to the Plans within the meaning of Section 3(21)(A) of ERISA.

     The Administrator shall furnish the Trustee with written notice of the appointment of each Investment
Manager hereunder, and of the termination of any such appointment. Such notice shall specify the assets which shall constitute the Investment Account. The Trustee shall be fully protected in relying upon the effectiveness of such appointment and the Investment Manager's continuing satisfaction of the requirements set forth above until it receives written notice from the Administrator to the contrary.
     The Trustee shall conclusively presume that each Investment Manager, under its investment management agreement, is entitled to act, in directing the investment and reinvestment of the Investment Account for which it is responsible, in its sole and independent discretion and without limitation, except for any limitations which from time to time the Administrator and the Trustee agree (in writing) shall modify the scope of such authority.
     The Trustee shall have no liability (i) for the acts or omissions of any Investment Manager; (ii) for following directions, including investment directions of an Investment Manager, the Administrator or the Committee, which are given in accordance with this Trust Agreement; or
(iii) for any loss of any kind which may result by reason of the manner of division of the Trust Fund or Investment
Fund into Investment Accounts.
     An Investment Manager shall certify, at the request of the Trustee, the value of any securities or other property held in any Investment Account managed by such Investment
Manager, and such certification shall be regarded as a direction with regard to such valuation. The Trustee shall be entitled to conclusively rely upon such valuation for all purposes under this Trust Agreement.
     3.3  Company Directed Investment Accounts.  The
Trustee shall, if so directed in writing by the Administrator, segregate all or a portion of the Trust Fund held by it into one or more separate investment accounts to be known as Company Directed Accounts, with respect to which the Administrator shall have the powers and duties granted to an Investment Manager under this Agreement. The
Administrator, by written notice to the Trustee, may at any time relinquish its powers under this Section 3.3 and direct that a Company Directed Account shall no longer be maintained. In addition, during any time when there is no Investment Manager with respect to an Investment Account
(such as before an investment management agreement takes effect or after it terminates), the Administrator shall direct the investment and reinvestment of such Investment
Account. Whenever the Administrator is directing the investment and reinvestment of an Investment Account or a Company Directed Account, the Administrator shall have the powers and duties which an Investment Manager would have under this Trust Agreement if an Investment Manager were then serving and the Trustee shall be protected in relying on the Administrator's directions without reviewing investments or making suggestions to the same extent as it would be protected under this Trust Agreement if it had relied on the directions of an Investment Manager.
     3.4  Trustee Directed Investment Accounts.  The
Trustee shall have no duty or responsibility to direct the investment and reinvestment of the Trust Fund, any Investment Fund or any Investment Account unless expressly agreed to in writing between the Trustee and the Administrator. In the event that the Trustee enters into such an agreement, it shall have the powers and duties of an Investment Manager under this Trust Agreement with regard to such Investment Account.
4.   POWERS OF THE TRUSTEE.
     4.1 Investment Powers of the Trustee. The Trustee shall have and exercise the following powers and authority
(i) over Investment Accounts where it has express investment management discretion as provided in Section 3.4 or (ii) upon direction of the Investment Manager of an Investment Account or (iii) upon direction of the Administrator for a Company Directed Account, for voting and tendering of qualifying employer securities, and for lending to participants in the Plans:

          (a) To purchase, receive, or subscribe for any securities or other property and to retain in trust such securities or other property.

          (b)  To acquire and hold qualifying employer
          securities and qualifying employer real property, as such investments are defined in Section 407(d) of ERISA.

          (c)  To sell for cash or on credit, to grant
          options, convert, redeem, exchange for other securities or other property, to enter into standby agreements for future investment, either with or without a standby fee, or otherwise to dispose of any securities or other property at any time held by it.

          (d)  To settle, compromise or submit to
          arbitration any claims, debts, or damages, due or owing to or from the trust, to commence or defend suits or legal proceedings and to represent the trust in all suits or legal proceedings in any court of law or before any other body or tribunal.

          (e) To trade in financial options and futures, including index options and options on futures and to execute in connection therewith such account agreements and other agreements in such form and upon such terms as the Investment
          Manager or the Administrator shall direct.

          (f) To exercise all voting rights, tender or exchange rights, any conversion privileges, subscription rights and other rights and powers available in connection with any securities or other property at anytime held by it; to oppose or to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities which may at any time be held by it and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable by the Investment Manager or Administrator in connection therewith, and to hold and retain any securities or other property which it may so acquire; and to deposit any property with any protective, reorganization or similar committee, and to pay and agree to pay part of the expenses and compensation of any such committee and any assessments levied with respect to property so deposited.

          (g)  To exercise all voting or tender offer
          rights with respect to all qualifying employer securities held by it except that portion, if any, for which it has received voting or tender offer instructions from participants in the Plans as provided in this paragraph. The Administrator shall inform the Trustee of the voting and tender offer provisions of each Plan. Each participant entitled to do so may direct the Trustee, confidentially, how to vote or whether or not to tender the qualifying employer securities representing his proportionate interest in the assets of the Plans. The Administrator shall furnish the Trustee with the name of each participant and the number of shares held for the participant's account as near as practicable to the record date fixed for the determination of shareholders entitled to vote and shall provide the Trustee with all other information and assistance which the Trustee may reasonably request. Shares for which the Trustee has not received timely voting or tender instructions shall be voted or tendered by the Trustee to the extent permitted by the Plans or required by law in its uncontrolled discretion.

          (h) To lend to participants in the Plans such amounts andupon such terms and conditions as the
               Administrator may direct.  Any such
               direction shall be deemed to include a
               certification by the Administrator that such lending is in accordance with the provisions of ERISA and the Plans.

          (i) To borrow money in such amounts and upon such terms and conditions as shall be deemed advisable or proper by the
                    Administrator or Investment Manager to
                    carry out the purposes of the trust and
                    to pledge any securities or other
                    property for the repayment of any such
                    loan.

          (j) To invest all or a portion of the Trust Fund in contracts issued by insurance companies, including contracts under which the insurance company holds Plan assets in a separate account or commingled separate account managed by the insurance company. The Trustee shall be entitled to rely upon any written directions of the Administrator or the Investment Manager under this Section 4.1, and the Trustee shall not be responsible for the terms of any insurance contract that it is directed to purchase and hold or for the selection of the issuer thereof or for performing any functions under such contract
          (other than the execution of any documents incidental thereto on the instructions of the Administrator or the Investment Manager).

          (k) To manage, administer, operate, lease for any number ofyears, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held by it, and to hold any such real property in its own name or in the name of a nominee, with or without the addition of words indicating that such property is held in a fiduciary capacity, all upon such terms and conditions as may be deemed advisable by the Investment Manager or Administrator.

          (l)  To renew, extend or participate in the
     renewal orextension of any mortgage, upon such terms as may be deemed advisable by the Investment Manager or Administrator, and to agree to a reduction in the rate of interest on any mortgage or of any guarantee pertaining thereto in any manner and to any extent that may be deemed advisable by the Investment Manager or Administrator for the protection of the Trust Fund or the preservation of the value of the investment;
               to waive any default, whether in the
               performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable by the Investment Manager or Administrator; to exercise and enforce any and all rights of foreclosure, to bid on property on foreclosure, to take a deed in lieu of foreclosure with or without paying consideration therefor, and in connection therewith to release the obligation on the bond secured by such mortgage, and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect to any such mortgage or guarantee.

     (m)  To hold part or all of the Trust Fund uninvested.

          (n) To employ suitable agents and counsel and to pay their reasonable and proper expenses and compensation.

          (o) To purchase and sell foreign exchange and contracts forforeign exchange, including transactions entered into with State Street
               Bank and Trust Company, its agents or
               subcustodians.

          (p) To form corporations and to create trusts to hold titleto any securities or other property, all upon such terms and conditions as may be deemed advisable by the Investment Manager or Administrator.

          (q)  To register any securities held by it
     hereunder in itsown name or in the name of a
                    nominee with or without the addition of
                    words indicating that such securities
                    are held in a fiduciary capacity and to
                    hold any securities in bearer form and
                    to deposit any securities or other
                    property in a depository or clearing
                    corporation.

          (r) To make, execute and deliver, as Trustee, any and alldeeds, leases, mortgages, conveyances, waivers, releases, or other instruments in writing necessary or desirable for the accomplishment of any of the foregoing powers.

          (s)  To invest at State Street Bank and Trust
     Company (i) in any type of interest bearing
                    investments (including, but not limited
                    to savings accounts, money market
                    accounts, certificates of deposit and
                    repurchase agreements) and (ii) in
                    noninterest bearing accounts (including
                    but not limited to checking accounts).

          (t) To invest in collective investment funds maintained byState Street Bank and Trust Company or by others for the investment of the assets of employee benefit plans qualified under
               Section 401 of the Code, whereupon the
               instruments establishing such funds, as
               amended, shall be deemed a part of this
               Trust Agreement and incorporated by
               reference herein.

     Except as otherwise provided in this Trust Agreement, the Investment Manager of an Investment Account or the Administrator in the case of a Company Directed Account shall have the power and authority, to be exercised in its sole discretion at any time and from time to time, to issue orders for the purchase or sale of securities directly to a broker. Written notification of the issuance of each such order shall be given promptly to the Trustee by the Investment Manager or the Administrator and the confirmation of each such order shall be confirmed to the Trustee by the broker. Unless otherwise directed by the Administrator or Investment Manager, such notification shall be authority for the Trustee to pay for securities purchased or to deliver securities sold as the case may be.
Upon the direction of the Investment Manager or the Administrator, the Trustee will execute and deliver appropriate trading authorizations, but no such authorization shall be deemed to increase the liability or responsibility of the Trustee under this Trust Agreement.
     The Trustee shall transmit promptly to the Administrator or the Investment Manager, as the case may be, all notices of conversion, redemption, tender, exchange, subscription, class action, claim in insolvency proceedings or other rights or powers relating to any of the securities in the Trust Fund, which notices are received by the Trustee from its agents or custodians, from issuers of the securities in question and from the party
(or its agents) extending such rights. The Trustee shall have no obligation to determine the existence of any conversion, redemption, tender, exchange, subscription, class action, claim in insolvency proceedings or other right or power relating to any of the securities in the Trust Fund of which notice was given prior to the purchase of such securities by the Trust Fund, and shall have no obligation to exercise any such right or power unless the Trustee is informed of the existence of the right or power.
     The Trustee shall not be liable for any untimely exercise or assertion of such rights or powers described in the paragraph immediately above in connection with securities or other property of the Trust Fund at any time held by it unless (i) it or its agents or custodians are in actual possession of such securities or property and (ii) it receives directions to exercise any such rights or powers from the Administrator or the Investment Manager, as the case may be, and both (i) and (ii) occur at least three business days prior to the date on which such rights or powers are to be exercised.
     If the Trustee is directed by the Administrator or an Investment Manager to purchase securities issued by any foreign government or agency thereof, or by any corporation or other entity domiciled outside of the United States, it shall be the responsibility of the Administrator or Investment Manager, as the case may be, to advise the Trustee in writing with respect to any laws or regulations of any foreign countries or any United States territory or possession which shall apply in any manner whatsoever to such securities, including, without limitation, receipt by the Trustee of dividends, interest or other distributions on such securities.
     4.2  Administrative Powers of the Trustee.
Notwithstanding the appointment of an Investment Manager, the Trustee shall have the following powers and authority, to be exercised in its sole discretion, with respect to the Trust Fund:

          (a) To employ suitable agents, custodians and counsel and to pay their reasonable expenses and compensation.

          (b) To appoint ancillary trustees to hold any portion ofthe assets of the trust and to pay their reasonable expenses and compensation.

          (c)  To register any securities held by it
     hereunder in itsown name or in the name of a
                    nominee with or without the addition of
                    words indicating that such securities
                    are held in a fiduciary capacity and to
                    hold any securities in bearer form and
                    to deposit any securities or other
                    property in a depository or clearing
                    corporation.

          (d) To make, execute and deliver, as Trustee, any and alldeeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or desirable for the accomplishment of any of the foregoing powers.

          (e)  Generally to do all ministerial acts,
     whether or     not expressly authorized, which
                    the Trustee may deem necessary or
                    desirable in carrying out its duties
                    under this Trust Agreement.

     Notwithstanding anything in the Plans or this Trust
Agreement to the contrary, the Trustee shall not be required by the Company, the Administrator or any Investment Manager to engage in any action, nor make any investment which constitutes a prohibited transaction or is otherwise contrary to the provisions of ERISA or which is otherwise contrary to law or to the terms of the Plans or this Trust Agreement.
     The Trustee may consult with legal counsel concerning any question which may arise with reference to this Trust
Agreement and its powers and duties hereunder. The written opinion of such counsel shall be full and complete protection of the Trustee in respect to any action taken or suffered by the Trustee hereunder in good faith reliance on said opinion.
5.   INDEMNIFICATION.
     The Company shall indemnify and save harmless the Trustee for and from any loss or expense (including reasonable attorneys' fees) arising (a) out of any matter as to which this Trust Agreement provides that the Trustee is directed, protected, not liable, or not responsible, or
(b) by reason of any breach of any statutory or other duty owed to the Plans by the Company, any Employer, the Administrator, any Investment Manager or any delegate of any of them (and for the purposes of this sentence the Trustee shall not be considered to be such a delegate), whether or not the Trustee may also be considered liable for that other person's breach under the provisions of
Section 405(a) of ERISA.
6.   SECURITIES OR OTHER PROPERTY.
     The words "securities or other property", used in this Trust Agreement, shall be deemed to refer to any property, real or personal, or part interest therein, wherever situated, including, without limitation, governmental, corporate or personal obligations, trust and participation certificates, partnership interests, annuity or investment contracts issued by an insurance company, leaseholds, fee titles, mortgages and other interests in realty, preferred and common stocks, certificates of deposit, financial options and futures or any other form of option, evidences of indebtedness or ownership in foreign corporations or other enterprises or indebtedness of foreign governments, and any other evidences of indebtedness or ownership, including securities or other property of the Company, even though the same may not be legal investment for trustees under any law other than ERISA.
7.   COMPUTERIZED REPORTING SERVICES.
     7.1  Protection of Equipment, Confidential or
Proprietary Programs and Information. The Company agrees to use the equipment, computer programs and other information supplied by the Trustee under this Contract solely for its own internal use and benefit and not for resale or other transfer or disposition to, or use by or for the benefit of, any other person or organization without the prior written approval of the Trustee.
     The Company acknowledges that the data bases, computer programs, screen formats, screen designs, report formats, interactive design techniques, and other information furnished to the Company by the Trustee constitute copyrighted trade secrets or proprietary information of substantial value to the Trustee. Such data bases, programs and other information are collectively referred to below as "Proprietary Information". The Company agrees that it shall treat all Proprietary Information as proprietary to the Trustee and that it shall not divulge any Proprietary Information to any person or organization except as expressly permitted hereunder. Without limiting the foregoing, the Company agrees for itself and its employees and agents:

          (a)  to use such programs and data bases (i)
          solely on the Trustee's approved computers, (ii) solely from equipment at Company locations agreed to between the Company and the Trustee and (iii) solely in accordance with the Trustee's applicable user documentation;

          (b) to use equipment supplied or approved by the Trustee solely with programs supplied by the Trustee and no other programs or software;

          (c) to refrain from copying or duplicating in any way (other than in the normal course of performing processing on Trustee's computers) any part of any Proprietary Information;

          (d)  to refrain from obtaining unauthorized
     access to anyprograms, data or other information not owned by the Company, and if such access is accidentally obtained, to respect and safeguard the same as Proprietary
               Information;

          (e)  to refrain from causing or allowing
     informationtransmitted from the Trustee's computer to the Company's terminals to be retransmitted to another computer, terminal or other device;

          (f) that the Company shall have access to only thoseauthorized transactions as agreed to between the
          Company and the Trustee;

          (g) to honor reasonable written requests made by theTrustee to protect at the Trustee's expense the rights of the Trustee in Proprietary Information at common law, under the Federal copyright statutes and under other Federal and state statutes.

     7.2  Company Acknowledgment.  The Company hereby
acknowledges that the data and information it will be
accessing from Trustee is unaudited and may not be accurate
due to inaccurate pricing of securities, delays of a day or
more in updating the Account and other causes for which
Trustee will not be liable to the Company, provided such
inaccuracies are not due to negligence of the Trustee.
8.   SECURITY CODES.
     If the Trustee has issued to the Company, or to any
Investment Manager appointed by the Company, security codes
or passwords in order that the Trustee may verify that
certain transmissions of information, including directions
or instructions, have been originated by the Company or the
Investment Manager, as the case may be, the Trustee shall
be kept indemnified by and be without liability to the
Company for any action taken or omitted by it in reliance
upon receipt by the Trustee of transmissions of information
with the proper security code or password, including
communications purporting to be directions or instructions,
which the Trustee reasonably believes to be from the
Company or Investment Manager.
9.   TAXES AND TRUSTEE COMPENSATION.
     The Trustee shall pay out of the Trust Fund all real
and personal property taxes, income taxes and other taxes
of any and all kinds levied or assessed under existing or
future laws against the Trust Fund.  Until advised to the
contrary by the Administrator, the Trustee shall assume
that the Trust is exempt from Federal, State and local
income taxes, and shall act in accordance with that
assumption.   The Administrator shall timely file all
Federal, State and local tax and information returns relating to the Plans and Trust.
     The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon by the Company and the Trustee. Such compensation and all reasonable and proper expenses of administration of the Trust, including counsel fees, shall be withdrawn by the Trustee out of the Trust Fund unless paid by the Company, but such compensation and expenses shall be paid by the Company if the same cannot by operation of law be withdrawn from the Trust Fund.
     All payments from the Trust Fund under this Article 9 may be made without approval or direction of the Administrator.
10.  ACCOUNTS OF THE TRUSTEE.
     The Trustee shall maintain or cause to be maintained suitable records, data and information relating to its functions hereunder.
     The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements, and other actions hereunder. Its books and records relating thereto shall be open to inspection and audit at all reasonable times by the Administrator or its duly authorized representatives and each Investment Manager. The Trustee shall be entitled to reasonable compensation and reimbursement of its reasonable expenses incurred in connection with such audits or inspections.
     Within sixty days after the close of each fiscal year of the trust and at more frequent intervals if agreed to by the parties hereto, and within sixty days after the removal or resignation of the Trustee as provided hereunder, the Trustee shall render to the Company a written statement and account showing in reasonable summary the investments, receipts, disbursements, and other transactions engaged in during the preceding fiscal year or period, and setting forth the assets and liabilities of the trust. Unless the Company shall have filed with the Trustee written exceptions or objections to any such statement and account within sixty days after receipt thereof, the Company shall be deemed to have approved such statement and account, and in such case or upon written approval by the Administrator of any such statement and account, the Trustee shall be released and discharged with respect to all matters and things embraced in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding in which the Company, all other necessary parties and all persons having any beneficial interest in the Trust Fund were parties.
     The Trustee shall determine the fair market value of assets of the Trust Fund based upon valuations provided by Investment Managers, information and financial publications of general circulation, statistical and valuation services, records of security exchanges, appraisals by qualified persons, transactions and bona fide offers in assets of the type in question and other information customarily used in the valuation of property.
     The Company or its delegate, each Investment Manager, and the Trustee shall file such descriptions and reports and make such other publications, disclosures, registrations and other filings as are required of them respectively by ERISA.
     Nothing contained in this Trust Agreement or in the Plans shall deprive the Trustee of the right to have a judicial settlement of its account. In any proceeding for a judicial settlement of the Trustee's accounts or for instructions in connection with the trust, the only necessary party thereto in addition to the Trustee shall be the Company, and no participant or other person having or claiming any interest in the Trust Fund shall be entitled to any notice or service of process (except as required by law). Any judgment, decision or award entered in any such proceeding or action shall be conclusive upon all interested persons.
11.  RELIANCE ON COMMUNICATIONS.
     The Trustee may rely upon a certification of the Administrator (or any member thereof if an Administrative
Committee is appointed Administrator) with respect to any instruction, direction or approval of such Administrator
(or any member thereof if an Administrative Committee is appointed Administrator) and may rely upon a certification of the Company as to the membership of the Committee as it then exists, and may continue to rely upon such certification until a subsequent certification is filed with the Trustee.
     The Trustee shall be fully protected in acting upon any instrument, certificate, or paper of the Company, its Board of Directors, the Administrator (or any member thereof if an Administrative Committee is appointed), believed by it to be genuine and to be signed or presented by any authorized person, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as fully authorized by the Company, its Board of Directors or the Administrator (or any member thereof if an Administrative Committee is appointed), as the case may be.
     The Trustee shall be further protected in relying upon a certification from any Investment Manager appointed by the Company as to the person or persons authorized to give instructions or directions on behalf of such Investment
Manager and may continue to rely upon such certification until a subsequent certification is filed with Trustee.
12.  RESIGNATION AND REMOVAL OF TRUSTEE.
     Any Trustee acting hereunder may resign at any time by giving sixty days' prior written notice to the Company, which notice may be waived by the Company. The Company may remove the Trustee at any time upon sixty days' prior written notice to the Trustee, which notice may be waived by the Trustee. In case of the resignation or removal of the Trustee, the Company shall appoint a successor trustee.
Any successor trustee shall have the same powers and duties as those conferred upon the Trustee named in this Trust
Agreement. The removal of a Trustee and the appointment of a new Trustee shall be by a written instrument delivered to the Trustee. Upon the appointment of a successor trustee and after the final account of the resigning or removed
Trustee has been approved or settled, as provided in
Article 10, the resigning or removed Trustee shall transfer or deliver the Trust Fund to such successor trustee.
13.  AMENDMENT.
     This Trust Agreement may be amended by agreement between the Trustee and the Company at any time or from time to time and in any manner, and the provisions of any such amendment may be applicable to the Trust Fund as constituted at the time of the amendment as well as to the part of the Trust Fund subsequently acquired.
14.  TERMINATION.
     This Trust Agreement and the trust created hereby may be terminated at any time by the Company, and upon such termination or upon the dissolution or liquidation of the Company, in the event that a successor to the Company by operation of law or by the acquisition of its business interests shall not elect to continue the Plans and the trust, the Trust Fund shall be paid out by the Trustee after the settlement of its final account when directed by the Administrator. Notwithstanding the foregoing, the Trustee shall not be required to pay out any assets of the Trust Fund upon termination of the Trust until the Trustee has received written certification from the Administrator:
(i) that all provisions of law with respect to such termination have been complied with; and (ii) (after the Trustee has made a determination of the fair market value of the Plans' assets) that the Plans' assets are sufficient to discharge when due all obligations of the Plans required by law. The Trustee shall rely conclusively on such written certification, and shall be under no obligation to investigate or otherwise determine its propriety.
15.  PARTICIPATION OF OTHER EMPLOYERS.
     15.1  Adoption by Other Employers; Withdrawals.  The
Trust is maintained by the Company for use as the funding vehicle for the Plans which it maintains for various groups of employees and for use as the funding vehicle for the Plans of any Employer.

          (a) Any Employer which has been certified to the Trustee by the Company as being authorized and as having adopted this Trust with the consent of the Company as a funding vehicle for its own Plans may, at any time thereafter, become a party to this Trust Agreement by filing with the Trustee a certified copy of a resolution of its Board of Directors evidencing its election so to do; and

          (b)  Any Employer which is a party to this Trust
          Agreement and which has been certified to the Trustee by the Company as having adopted one or more other Plans and as being authorized to adopt this Trust as the funding medium for such other Plan or Plans may, at any time thereafter, adopt this Trust for the purposes of such other
          Plan or Plans by filing with the Trustee a certified copy of a resolution of its Board of Directors evidencing its election so to do.

     Thereafter, the Trustee shall receive and hold as a part of the Trust Fund, subject to the provisions of this Trust Agreement, any deposits made to it under such Plans by or at the direction of such Employer. Should this paragraph become operative:

          (a) In the event of the withdrawal of a Plan from the trust or in the event of the Company's or an Employer's election to terminate or to fund separately the benefits provided under any of its Plans, the Company shall cause a valuation to be made of the share of the Trust Fund which is held for the benefit of persons having an interest therein under such Plans. The Trustee shall thereupon segregate and dispose of such share in accordance with the written direction of the Company accompanied by its certification to the Trustee that such segregation and disposition is in accordance with the terms of the Plans and the requirements of the law.

          (b)  If the Company or any Employer receives
     notice that    one or more of its Plans is no
                    longer qualified under the provisions
                    of Section 40l of the Code or the
                    corresponding provisions of any future
                    Federal revenue act, the Company shall
                    immediately cause a valuation to be
                    made of the share of the Trust Fund
                    which is held for the benefit of such
                    persons having an interest under such
                    disqualified Plan or Plans.  The
                    Trustee shall thereupon segregate,
                    withdraw from the Trust Fund, and
                    dispose of such share in accordance
                    with the terms of the disqualified Plan
                    or Plans.  The Company may direct the
                    Trustee to dispose of such share by the
                    transfer and delivery of such share to
                    itself as trustee of a separate trust,
                    the terms and conditions of which shall
                    be identical with those of this Trust
                    Agreement, except that either the
                    Company or the Employer maintaining
                    such disqualified Plan or Plans and the
                    Trustee shall be the only parties
                    thereto.

          (c)  In the event that any group of employees
     covered        by a Plan is withdrawn from such
                    Plan, the Company shall, if required by
                    the terms of such Plan, cause a
                    valuation to be made of the share of
                    the Trust Fund which is held for the
                    benefit of such group of employees.
                    The Trustee shall thereupon segregate
                    and dispose of such share in accordance
                    with the direction of the Company
                    accompanied by its certification to the
                    Trustee that such segregation and
                    disposition is in accordance with the
                    terms of such Plan and the requirements
                    of the law.

     The Trustee shall have no duty to see that the valuation of any share in accordance with the provisions of this Section l5.l is caused to be made by the Company, nor to segregate and dispose of any such share in the absence of the written direction of the Company to do so.
     15.2  Powers and Authorities of Other Employers to be
Exercised Exclusively by Company. Each Employer, other than the Company, which is or shall become a party to this Trust Agreement, hereby irrevocably gives and grants to the Company full and exclusive power and authority to exercise all of the powers conferred upon it by the terms of this Trust Agreement and to take or refrain from taking any and all action which such Employer might otherwise take or refrain from taking with respect to this Trust Agreement, including the sole and exclusive power to exercise, enforce or waive any rights whatsoever which such Employer might otherwise have with respect to the Trust Fund, and each such Employer, by becoming a party to this Trust Agreement, irrevocably appoints the Company its agent for such purposes. The Trustee shall have no obligation to account to any such Employer or to follow the instructions of or otherwise deal with any such Employer, the intention being that the Trustee shall deal solely with the Company as if the Trustee and the Company were the only parties in this Trust Agreement.
16.  MISCELLANEOUS.
     16.1 Governing Law. To the extent not inconsistent with ERISA, as heretofore or hereafter amended, the provisions of this Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.
     16.2 No Reversion to Employers. Except as provided herein, no portion of the principal or the income of the Trust Fund shall revert to or be recoverable by the Company or any Employer or ever be used for or diverted to any purpose other than for the exclusive benefit of participants in the Plans and persons claiming under or through them pursuant to the Plans, provided, however, that:

          (a) if a contribution is conditioned upon the deductibility of the contribution under Section
          404 of the Code, then, to the extent the deduction is disallowed, the Trustee shall, upon written request of the affected Employer or the Company, return such amounts as may be permitted by law to such Employer or the Company, as appropriate, within one year after the date the deduction is disallowed; and

          (b) if a contribution or any portion thereof is made by theCompany or an Employer by a mistake of fact, the Trustee shall, upon written
               request of the Company or such Employer, return such amounts as may be permitted by law to the Company or such Employer, as appropriate, within one year after the date of payment to the Trustee; and

          (c) if a contribution is conditioned upon the qualificationof the Plans and Trust under Section
               40l and 50l of the Code, the contributions of the Company or an Employer to the Trust for all Plans Years, with the gains and losses thereon, shall be returned by the Trustee to the Company or such Employer, as appropriate, within one year in the event that the Commissioner of Internal Revenue fails to rule that the Plans and Trust were as of such date qualified and tax-exempt
               (within the meaning of Sections 40l and 50l of the Code); and

          (d) in the event that a Plan whose assets are held in theTrust Fund is terminated, assets of such Plan may be returned to the Employer if all liabilities to participants and beneficiaries of such Plan have been satisfied; and

          (e)  assets may be returned to the Employer to
     the extent     that the law permits such transfer.

     The Trustee shall be under no obligation to return any part of the Trust Fund as provided in this Section l6.2 until the Trustee has received a written certification from the Administrator that such return is in compliance with this Section 16.2, the Plans and the requirements of the law. The Trustee shall rely conclusively on such written certification and shall be under no obligation to investigate or otherwise determine its propriety.
     16.3 Non-Alienation of Benefits. No benefit to which a participant or his beneficiary is or may become entitled under a Plan shall at any time be subject in any manner to alienation or encumbrance, nor be resorted to, appropriated or seized in any proceeding at law, in equity or otherwise.
No participant or other person entitled to receive a benefit under a Plan shall, except as specifically provided in such Plans, have power in any manner to transfer, assign, alienate or in any way encumber such benefit under such Plan, or any part thereof, and any attempt to do so shall be void.
     16.4 Duration of Trust. Unless sooner terminated, the trust created under this Trust Agreement shall continue for the maximum period of time which the laws of the Commonwealth of Massachusetts shall permit.
     16.5  No Guarantees.  Neither the Company, nor any
Employer, nor the Trustee guarantees the Trust Fund from loss or depreciation, nor the payment of any amount which may become due to any person under the Plans or this Trust
Agreement.
     16.6 Duty to Furnish Information. Both the Company and the Trustee shall furnish to the other any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties imposed under the Plans or this Trust Agreement or otherwise imposed by law.
     16.7 Withholding. The Administrator shall withhold any tax which by any present or future law is required to be withheld from any payment under the Plans, unless the Trustee shall have agreed in writing to do so. The
Administrator shall provide all information reasonably requested by the Trustee to enable the Trustee to so withhold.
     16.8 Parties Bound. This Trust Agreement shall be binding upon the parties hereto, all participants in the Plans and persons claiming under or through them pursuant to the Plans, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them. The provisions of Articles 5, 7 and 8 shall survive termination of the Trust created under this Trust
Agreement or resignation or removal of the Trustee for any reason.
     In the event of the merger or consolidation of the Company or any Employer or other circumstances whereby a successor person, firm or company shall continue to carry on all or a substantial part of its business, and such successor shall elect to carry on the provisions of the Plan or Plans applicable to such business, as therein provided, such successor shall be substituted hereunder for the Company or such Employer, as the case may be, upon the filing in writing of its election so to do with the Trustee. The Trustee may, but need not, rely on the certification of an officer of the Company, and a certified copy of a resolution of the Board of Directors of such successor, reciting the facts, circumstances and consummation of such succession and the election of such successor to continue the said Plan or Plans as conclusive evidence thereof, without requiring any additional evidence.
     16.9 Necessary Parties to Disputes. Necessary parties to any accounting, litigation or other proceedings shall include only the Trustee, the Company and any appropriate Employers and the settlement or judgment in any such case in which the Company, the appropriate Employers and the Trustee are duly served or cited shall be binding upon all participants in the Plans and their beneficiaries and estates, and upon all persons claiming by, through or under them.
     16.10 Unclaimed Benefit Payments. If any check or share certificate in payment of a benefit hereunder which has been mailed by regular US mail to the last address of the payee furnished the Trustee by the Company is returned unclaimed, the Trustee shall notify the Company and shall discontinue further payments to such payee until it receives the further instruction of the Company.
     16.11  Severability.  If any provisions of this Trust
Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Trust Agreement shall continue to be fully effective.
     16.12  References.  Unless the context clearly
indicates to the contrary, a reference to a statute, regulation, document or provision shall be construed as referring to any subsequently enacted, adopted or executed counterpart.
     16.13 Headings. Headings and subheadings in this Trust Agreement are inserted for convenience of reference only and are not to be considered in the construction of its provisions.
     16.14  No Liability for Acts of Predecessor and
Successor Trustees. The Trustee shall have no liability for the acts or omissions of any predecessors or successors in office.
     16.15 Counterparts. This Trust Agreement may be executed in one or more counterparts, each of which shall constitute an original.








IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                  CAESARS WORLD, INC.

_________________        BY:_______________________________
                         TITLE:____________________________


ATTEST:                  STATE STREET BANK AND TRUST
COMPANY
________________         BY:_______________________________
                                  Vice President

INCUMBENCY CERTIFICATE

     CAESARS WORLD, INC. (the "Company"), hereby certifies that the persons whose names appear below are authorized to act on its behalf, including the authorization to give instructions, with respect to the Master Trust Agreement between the Company and STATE STREET BANK AND TRUST
COMPANY, as Trustee, dated as of January 1, 1994.  The
Company further certifies that the true signature of each such person is set forth below opposite his name, and that the Trustee may rely upon this certificate until such time as it receives another certificate bearing a later date.

      NAME                        SIGNATURE
_____________________      _________________________
_____________________      _________________________
_____________________      _________________________


____________________________
CAESARS WORLD, INC.

BY:__________________________


TITLE:_______________________


DATE:________________________




NOTICE OF APPOINTMENT

OF
INVESTMENT MANAGERS

     CAESARS WORLD, INC. (the "Company"), certifies to
STATE STREET BANK AND TRUST COMPANY (the "Trustee"),
through the duly authorized person whose signature appears
below, that the firms whose names are set forth below have
been appointed as Investment Managers for the Company with
respect to the Master Trust Agreement between the Company
and the Trustee dated as of January 1, 1994, with authority
over the portions of its assets indicated opposite their
names.  The Company further certifies that the Trustee may
rely upon this certificate until such time as it receives
another certificate bearing a later date.
    INVESTMENT MANAGER           PORTION OF ASSETS
________________________     _________________________
________________________     _________________________
________________________     _________________________
________________________     _________________________

                             _________________________
                             CAESARS WORLD, INC.

                             BY:______________________
                             TITLE:___________________
                             DATE:____________________






                         MASTER TRUST
               DOCUMENTARY REQUIREMENTS CHECKLIST

1.   Duly-executed copy of the Trust Agreement.

     2.   A certified copy of votes of the Company's Board
     of   Directors authorizing execution of the Trust
          Agreement by the officers who in fact signed it on the Company's behalf.

     3. A certified copy of votes of the Board of Directors authorizing designated officers, committees, or other persons to act under the Trust Agreement on behalf of the Company in giving the Trustee directions, notices, instructions, consents and certifications of authority.

     4. Certificate as to the incumbency and sample signatures ofthe persons authorized to sign the
               Trust Agreement and give directions, etc., to the Trustee on behalf of the Company.

5.   Notice of Appointment of Investment Managers.

     6. An acknowledgment by each Investment Manager that it is afiduciary (as defined in Section 3 (21)(A)
          of ERISA), with respect to the Plans under the Trust Agreement.

     7. Certificate as to the incumbency and sample signatures ofthe persons authorized to give directions, etc., to the Trustee on behalf of Investment Manager.

8.   Investment Manager instructions to use STIF.

9.   Fee Schedule.

10   Copy of each Plan Document.

11.  Copy of IRS Determination letter for each Plan.

     12. Letter furnishing (a) name, address and Employer identification Number (EIN) of each employer participating in the Plan and Trust; (b) the Plan
     Number for each Plan; and (c) the Tax Identification
     Number (TIN) for the Trust (Notify State Street if no
     TIN exists).


mastertr.doc